UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2004

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Jianguomen Nei Avenue

Bright China Chang An Building

Tower 2, Room 1519

Beijing 100005

People’s Republic of China

(011) 8610-6510-2160

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits.

(a) Exhibits.

99.1	Press Release dated April 28, 2004.

99.2	Transcript of first fiscal quarter earnings conference call (excluding question and answer portion).

Item 12. Results of Operations and Financial Condition.

On April 28, 2004, the registrant announced its earnings results for the quarter ended March 31, 2004 and announced a stock repurchase program. A copy of the press release issued by the registrant regarding the foregoing is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

In addition, on April 28, 2004, the registrant’s management team hosted a conference call to discuss the earnings press release. A transcript of the call (excluding the question and answer portion of the call) is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

During the question and answer portion of the call, the registrant also disclosed that it expected that gross margins for wireless e-subscriptions revenues would stabilize in the second half of 2004. The registrant also disclosed that it believes that the upward trend of price rates for corporate brand advertising will continue.

Safe Harbor Statement

This current report on 8-K contains forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them.

Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement and reference should be made to this filing and our other filings with the Securities and Exchange Commission. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.

Potential risks and uncertainties include, but are not limited to, our historical and future losses, limited operating history, uncertain regulatory landscape in the People’s Republic of China, fluctuations in quarterly operating results, and the company’s reliance on online advertising sales, e-subscriptions (most of which are collected from a few mobile telecom operators) and e-commerce for its revenues. Further information regarding these and other risks is included in our registration statement on Form S-3/A filed with the Securities and Exchange Commission on April 22, 2004 and in our other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOHU.COM INC.

DATED: May 3, 2004

By:	/s/ Carol Yu
Carol Yu
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 28, 2004.

99.2	Transcript of first fiscal quarter earnings conference call (excluding question and answer portion).